Exhibit 10.1

TENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

TENTH AMENDMENT, dated as of November 3, 2006 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among HWC Wire & Cable Company (formerly known as Houston Wire & Cable Company) (“Borrower”), the lenders named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”) as successor-in-interest to Fleet Capital Corporation, as agent for said Lenders (Bank of America, in such capacity, “Agent”).  Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of July 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001, by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated October 22, 2001, by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated December 31, 2002, by a certain Fifth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated November 19, 2003, by a certain Sixth Amended to Amended and Restated Loan and Security Agreement dated as of May 26, 2005 by and among Borrower, Lenders and Agent, by a certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated December 14, 2005 by and among Borrower, Agent and Lenders, by a certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2005 by and among Borrower, Agent and Lenders and by a certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated May 23, 2006 by and among Borrower, Agent and Lenders and as it may be further amended, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.  References to Agent and/or any Lender shall include Agent’s or such Lender’s predecessor(s)-in-interest.

WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.             Additional and Amended Definitions.  The following definitions of “Tenth Amendment” and “Tenth Amendment Effective Date” are hereby inserted in Appendix A to the Loan Agreement; the definitions of “Applicable Margin,” “Maximum Revolving Loan” and “Total Credit Facility” are hereby deleted from Appendix A and the following are inserted in their stead:

“Applicable Margin – from the Tenth Amendment Effective Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the LIBOR Revolving Credit Portion and the Unused Line Fee:

Base Rate Revolving Credit Portion	0%
LIBOR Revolving Credit Portion	0.75%
Unused Line Fee	0.20%

The percentages set forth above will be adjusted on the first day of the month following delivery by Borrower to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for each December 31, March 31, June 30 and September 30 during the Term, commencing with the month ending December 31, 2006 (each such date an “Adjustment Date”), effective prospectively, by reference to the applicable “Financial Measurement” (as defined below) for the four quarters most recently ending in accordance with the following:

Financial Measurement	Base Rate Revolving Credit Portion	LIBOR Revolving Credit Portion	Unused Line Fee

> 1.25 to 1	0%	1.25%	0.25%
< 1.25 to 1, but > 0.75 to 1	0%	1.00%	0.225%
< 0.75 to 1	0%	0.75%	0.20%

provided that, (i) if Borrower’s audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrower fails to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until that date on which such financial statements are so delivered to Agent.  For purposes hereof, “Financial Measurement” shall mean the Debt to EBITDA Ratio.”

*      *      *

Maximum Revolving Loan- Forty-Five Million Dollars ($45,000,000).

*      *      *

Tenth Amendment – that certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of November 3, 2006 by and among Borrower, Agent and Lenders.

*      *      *

Tenth Amendment Effective Date – the date on which the conditions precedent to the effectiveness of the Tenth Amendment are satisfied.

*      *      *

Total Credit Facility - Forty-Five Million Dollars ($45,000,000).

*      *      *

2.             Total Credit Facility.  The first paragraph of Section 1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.           CREDIT FACILITY.

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a credit facility of up to Forty-Five Million Dollars ($45,000,000) available upon Borrower’s request therefor, as follows:”

*      *      *

3.             Revolving Loans.  Section 1.1.1(A) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.1         Revolving Credit Loans.

1.1.1        Loans and Reserves.  (A) Loans and Reserves.  The aggregate amount of the Revolving Credit Loans to be made by each Lender (such Lender’s “Revolving Credit Loan Commitment”), pursuant to the terms hereof, shall be the amount set below such Lender’s name on the signature pages hereof.  The aggregate principal amount of the Revolving Credit Loan Commitments is Forty-Five Million Dollars ($45,000,000).  The percentage equal to the quotient of (x) each Lender’s Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender’s “Revolving Credit Percentage”.  Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) the Borrowing Base at such time multiplied by (B) such Lender’s Revolving Credit Percentage.  It is expressly understood and agreed that Agent and Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time.  If the unpaid balance of the Revolving Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof.  In no event shall Lenders be required to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default.  Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in the reasonable exercise of Agent’s credit judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1.1., including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower’s business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower’s Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies from time to time hereunder as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.”

4.             Unused Line Fee.  Section 2.5 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“2.5         Unused Line Fee.  Borrower shall pay to Agent for the ratable benefit of Lenders a fee equal to the Applicable Margin per annum of the average monthly amount by which the Maximum Revolving Loan exceeds the sum of the outstanding principal balance of the Revolving Credit Loans (exclusive of Swingline Loans) plus the LC Amount.  The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.”

5.             Term.  Section 4.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“4.1         Term of Agreement.  Subject to Agent’s and Lender’s right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect from the date hereof, through and including May 21, 2010 (the “Original Term”), unless terminated as provided in Section 4.2 hereof.”

6.             Borrowing Base Certificate.  Section 6.2.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“6.2.1      Borrowing Base Certificate.  On or before the 30th (20th with respect to monthly deliveries) day of each quarter (month, if average Availability for the most recently ended 30-day period is less than Ten Million Dollars ($10,000,000) from and after the date hereof, Borrower shall deliver to Agent a Borrowing Base Certificate in the form attached hereto as Exhibit C as of the last day of the immediately preceding quarter (or month, as applicable), with such supporting materials as Agent shall reasonably request.  If Borrower deems advisable, Borrower shall execute and deliver to Agent Borrowing Base Certificates more frequently than quarterly (or monthly, as applicable).”

7.             Financial Covenants.  Exhibits O and Q to the Loan Agreement are hereby deleted and Exhibits O and Q attached to this Tenth Amendment and incorporated into the Loan Agreement hereby are inserted in their stead.

8.             Conditions Precedent.  This Tenth Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a)           Agent shall have received each of the following documents, each in form and substance acceptable to Agent:

(i)            Copy of this Tenth Amendment, duly executed by Borrower, Guarantor, Agent and each Lender;

(ii)           Amended and Restated Revolving Credit Notes in the forms attached hereto and incorporated herein as Exhibits A-1 and A-2 attached to this Tenth Amendment executed by Borrower; and

(iii)          Copies of resolutions of the Board of Directors of Borrower authorizing this Tenth Amendment certified as true and correct by the Secretary of Borrower.

The date on which all of the conditions precedent listed above are satisfied or waived is hereinafter referred to as the “Tenth Amendment Effective Date.”  After the Tenth Amendment Effective Date, Lenders shall deliver to Borrower the Revolving Credit Notes and Term Notes previously executed and delivered by Borrower to Lenders, which Notes shall be marked “Amended and Superceded.”

9.             Signature Block.  The signature block to the Loan Agreement is hereby amended to read as the signature block to this Tenth Amendment.

10.           Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

11.           Governing Law.  This Tenth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

12.           Counterparts.  This Tenth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

13.           No Novation.  The amended and restated Revolving Credit Notes to be delivered pursuant to this Tenth Amendment replace and supercede those certain promissory notes in the principal amount of $27,500,000 and $27,500,000, respectively, dated December 30, 2005 (the “Original Notes”) and the execution and delivery of such amended and restated Revolving Credit Notes shall not constitute (a) an extinguishment of the indebtedness of Borrower to the applicable Lender evidenced by the Original Notes or (b) a novation of any such indebtedness or any of the Original Notes.

(Signature Page Follows)

(Signature Page to Tenth Amendment to Amended and Restated
Loan and Security Agreement)

IN WITNESS WHEREOF, this Tenth Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as Borrower		HOUSTON WIRE & CABLE COMPANY, as Guarantor

By:	/s/ Nicol G. Graham	By:	/s/ Charles Sorrentino
Name:	Nicol G. Graham	Name:	Charles Sorrentino
Title:	V.P. & CFO	Title:	President & CEO

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender		BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Chad Ramsey	By:	/s/ Sandra J. Evans
Name:	Chad Ramsey	Name:	Sandra J. Evans
Title:	Vice President	Title:	Senior Vice President

Revolving Loan Commitment: $20,000,000		Revolving Loan Commitment: $25,000,000

EXHIBIT A-1

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$25,000,000	Amended and Restated As of November , 2006 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, (hereinafter “Borrower”), hereby PROMISES TO PAY to the order of Bank of America, N.A., a national banking association (“Lender”), or its registered assigns, at the principal office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty-Five Million Dollars ($25,000,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of May 22, 2000 by and among Borrower, the lender signatories thereto (including Lender) and Fleet Capital Corporation, the predecessor-in-interest to Bank of America, N.A. (“Bank of America”), as agent for such Lenders (Bank of America in such capacity “Agent”) (hereinafter amended from time to time, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement.  All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full.  All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Termination Date, unless the term hereof is extended in accordance with the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

A-1-1

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

HWC WIRE & CABLE COMPANY

By:
Name:
Title:

A-1-2

EXHIBIT A-2

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$20,000,000	Amended and Restated As of November , 2006 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, (hereinafter “Borrower”), hereby PROMISES TO PAY to the order of The CIT Group/Business Credit, Inc., a New York corporation (“Lender”), or its registered assigns, at the principal office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Million Dollars ($20,000,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of May 22, 2000 by and among Borrower, the lender signatories thereto (including Lender) and Fleet Capital Corporation, the predecessor-in-interest to Bank of America, N.A. (“Bank of America”), as agent for such Lenders (Bank of America in such capacity “Agent”) (hereinafter amended from time to time, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement.  All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full.  All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Termination Date, unless the term hereof is extended in accordance with the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

A-2-1

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

HWC WIRE & CABLE COMPANY

By:
Name:
Title:

A-2-2

EXHIBIT O

COMPLIANCE CERTIFICATE

[Letterhead of Borrower]

                    , 200

The undersigned, the chief financial officer of HWC Wire & Cable Company, a Delaware corporation (“Borrower”), gives this certificate to Bank of America, N.A. in accordance with the requirements of Section 8.1.2 of that certain Loan and Security Agreement dated May 22, 2000, among Borrower, the lender signatories thereto (“Lenders”) and Bank of America, N.A. (“Bank of America”), a national banking association, as successor-in-interest to Fleet Capital Corporation, as agent for such Lenders (Bank of America, in such capacity, “Agent”).  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.             Based upon my review of the balance sheets and statements of income of Borrower for the [fiscal year] [monthly period] ending                     , 200  , copies of which are attached hereto, I hereby certify that:

(a)           average Availability for the 30 day period ending                      is $                    ;

(b)           Fixed Charge Coverage Ratio for the period between                        and                    is             to 1 (if applicable);

(c)           Capital Expenditures during the period and for the fiscal year to date total $                     and $                    , respectively.

2.             No Default exists on the date hereof, other than:                                                                                                                                  [if none, so state]; and

3.             No Event of Default exists on the date hereof, other than                                                                                                                           [if none, so state].

Very truly yours,

Chief Financial Officer

O-1

EXHIBIT Q

FINANCIAL COVENANTS

Consolidated Net Income – with respect to any fiscal period of Guarantor determined in accordance with GAAP on a consolidated basis; provided, however, Consolidated Net Income shall not include (a) the income (or loss) of any Person (other than a subsidiary of Guarantor) in which Guarantor or any of its respective wholly-owned subsidiaries had an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Guarantor or is merged into or consolidated with Guarantor; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP and extraordinary non-cash losses and (e) gains (or losses) from asset dispositions (other than sales of inventory).

Debt to EBITDA Ratio – at any date, the ratio of (i) aggregate Indebtedness for Money Borrowed as of such date to (ii) EBITDA for the most recently ended four fiscal quarters, all as determined for Borrower and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

EBITDA – with respect to any fiscal period, the sum of Guarantor’s Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of:  (a) any provision for (or less any benefit from) income taxes whether current or deferred; (b) amortization and depreciation expense; and (c) interest expense for such period, all as determined in accordance with GAAP.

Fixed Charge Coverage Ratio – with respect to any period of determination, the ratio of (i) the remainder of EBITDA of Guarantor for such period less any provision for income taxes (plus any benefit from) included in the determination of Consolidated Net Income, but excluding changes in long-term and short-term deferred tax assets and liabilities, less non-financed Capital Expenditures to (ii) Fixed Charges.

Fixed Charges – for any period of determination, the sum of (a) scheduled principal payments on Indebtedness for Money Borrowed (excluding the Seller Note) (including the principal portion of scheduled payments of Capital Lease Obligations), (b) Interest Expense included in the determination of Consolidated Net Income, but excluding any interest paid in kind, with respect to Indebtedness for Money Borrowed and (c) payments made within the applicable period in respect of that Non-Competition Agreement dated on or about May 22, 2000 by and between Borrower and T.H. Cabling L.P., a Texas limited partnership and Kent Electronics Corporation, a Texas corporation.

Interest Expense – with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP.

Q-1

COVENANTS

Fixed Charge Coverage Ratio – If Availability for the most recently ended 30 day period is less than Ten Million Dollars ($10,000,000), Borrower shall not permit the Fixed Charge Coverage Ratio for the most recently ended twelve month period ending on a March 31, June 30, September 30 or December 31 to be less than 1.10 to 1.

Q-2